EXHIBIT  10.5

                                ADDENDUM TO NOTE


     This addendum is made JUNE 24, 2002 and is incorporated into and deemed to amend and supplement the Adjustable Rate Note of the same date.

The property covered by this addendum is described in the Security Instrument and located at:

                545 DEER VALLEY DRIVE #4, PARK CITY, UTAH  84060

AMENDED  PROVISIONS
     In addition to the provisions and agreements made in the Note, I/we further covenant and agree as follows:

ADJUSTABLE  INTEREST  RATE  AND  MONTHLY  PAYMENT  CHANGES
     LIMITS  ON  INTEREST  RATE  CHANGES
     The interest rate I am required to pay at the first Change Date will not be greater than 12.375% or less than 2.250%. Thereafter, my adjustable interest rate will never be increased or decreased on any single Change Date by more than two percentage points (2.000%) from the rate of interest I have been paying for the preceding six (6) months. My interest rate will never be greater than 12.375%. My interest rate will never be less than 2.250%.

UNIFORM  SECURED  NOTE
     This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to the Note Holder under this Note, a Mortgage, Deed of Trust or Security Deed (the "Security Instrument"), dated the same date as this Note, protects the Note Holder from possible losses that might result if I do not keep the promises which I make in this Note. That Security Instrument describes how and under what conditions I may be required to make immediate payment in full of all amounts I owe under this Note. Some of those conditions are described as follows:

     TRANSFER OF THE PROPERTY OR A BENEFICIAL INTEREST IN BORROWER. As used in this Section 18, "Interest in the Property" means any legal or beneficial interest in the Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract or escrow agreement, the intent of which is the transfer of title by Borrower at a future date to a purchaser.
     If all or any part of the Property or any Interest in the Property is sold or transferred (or if Borrower is not a natural person and a beneficial interest in Borrower is sold or transferred) without Lender's prior written consent, Lender may require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if such exercise is prohibited by Applicable Law.
     If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is given in accordance with Section 15 within which Borrower must pay all sums secured by this Security Instrument. If Borrower to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.


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In  Witness  Thereof,  Trustor  has  executed  this  addendum.

---------------------------------
Witness


----------------------------------       ---------------------------------------
Borrower  /S/JOE D THOMAS   Date         Borrower  /S/MICKELEEN E THOMAS   Date
                           6/24/02                                       6/24/02


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